Exhibit 99.1

JOINT FILERS’ SIGNATURES

ESSETIFIN S.P.A.

By: /s/ Marino Zigrossi

Name: Marino Zigrossi

Title: Managing Director

Date: May 4, 2020

Enrico Cavazza

By: /s/ Marino Zigrossi

Name: Marino Zigrossi

Title: Attorney-in-fact

Date: May 4, 2020

Francesca Cavazza

By: /s/ Marino Zigrossi

Name: Marino Zigrossi

Title: Attorney-in-fact

Date: May 4, 2020

Silvia Cavazza

By: /s/ Marino Zigrossi

Name: Marino Zigrossi

Title: Attorney-in-fact

Date: May 4, 2020

Martina Cavazza Preta

By: /s/ Marino Zigrossi

Name: Marino Zigrossi

Title: Attorney-in-fact

Date: May 4, 2020

Paolo Cavazza

By: /s/ Fabio Poma

Name: Fabio Poma

Title: Attorney-in-fact

Date: May 4, 2020